UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 5, 2007, AmeriCredit Corp. announced that AmeriCredit Financial Services, Inc. (“AmeriCredit”), a subsidiary of AmeriCredit Corp., entered into agreements with JPMorgan Chase Bank, N. A., as administrative agent, to establish a revolving warehouse credit facility under which AmeriCredit may finance up to $1.5 billion of automobile retail installment sales contract receivables that meet certain eligibility requirements. Under this facility, AmeriCredit sells eligible receivables consisting of prime credit or near-prime credit receivables to a special purpose subsidiary, which in turn pledges the receivables as collateral to secure borrowings under the facility. A copy of the press release announcing the entry into the material definitive agreement is included as Exhibit 99.5 to this Current Report on Form 8-K. Copies of the pertinent transaction documents are also being filed with this Current Report on Form 8-K.

This new credit facility adds $50 million of additional borrowing capacity and consolidates three separate credit facilities previously in place to finance prime and near prime receivables, AmeriCredit’s $400 million near prime warehouse credit facility, Bay View Acceptance Corporation’s $450 million warehouse credit facility and Long Beach Acceptance Corp.’s $600 million line of credit. The AmeriCredit near prime credit facility, Bay View credit facility and Long Beach line of credit were terminated on September 5, 2007, by agreement of the various parties to the transaction documents relating to those three facilities. Bay View and Long Beach are both wholly-owned subsidiaries of AmeriCredit. The three major lenders in the three previous facilities are also the major lenders under the new credit facility.

Affiliates of JPMorgan Chase Bank, N. A. have also performed investment banking and advisory services to AmeriCredit from time to time to which they have received customary fees and expenses.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the entry into the material definitive agreement described above in Item 1.01, AmeriCredit’s $400 million near prime warehouse credit facility, Bay View’s $450 million warehouse credit facility and Long Beach’s $600 million line of credit have been terminated by agreement of the various parties to those facilities, effective September 5, 2007. These three facilities were terminated for the reasons described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit
99.1	Indenture, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, Wells Fargo Bank, National Association, and JP Morgan Chase Bank, N. A.

99.2	Sale and Servicing Agreement, Dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc. and Wells Fargo Bank, National Association

99.3	Class A Note Purchase Agreement, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc., the Class A Note Purchasers, JP Morgan Chase Bank, N. A., and the other agents parties to the agreement

99.4	Class B Note Purchase Agreement, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc., the Class B Note Purchasers, JP Morgan Chase Bank, N. A., and the other agents parties to the agreement

99.5	Press Release dated September 5, 2007, entitled “AmeriCredit Announces $1.5 Billion Prime/Near Prime Financing Facility”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: September 7, 2007	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Indenture, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, Wells Fargo Bank, National Association, and JP Morgan Chase Bank, N. A.

99.2	Sale and Servicing Agreement, Dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc. and Wells Fargo Bank, National Association

99.3	Class A Note Purchase Agreement, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc., the Class A Note Purchasers, JP Morgan Chase Bank, N. A., and the other agents parties to the agreement

99.4	Class B Note Purchase Agreement, dated September 5, 2007, among AmeriCredit PNP Warehouse Trust, AmeriCredit Funding Corp. IX, AmeriCredit Financial Services, Inc., the Class B Note Purchasers, JP Morgan Chase Bank, N. A., and the other agents parties to the agreement

99.5	Press Release dated September 5, 2007, entitled “AmeriCredit Announces $1.5 Billion Prime/Near Prime Financing Facility”